UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 10, 2013

Titanium Asset Management Corp.

(Exact name of registrant as specified in its charter)

Delaware	000-53352	20-8444031
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

777 E. Wisconsin Avenue, Milwaukee, Wisconsin		53202-5310
(Address of principal executive offices)		(Zip Code)

(414) 765-1980

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On October 10, 2013, Titanium Asset Management Corp., a Delaware corporation (the “Company”), and TAMCO Holdings, LLC, a Delaware limited liability company (“Parent”), issued a joint press release announcing the satisfaction and waiver of certain conditions relating to the tender offer by TAMCO Acquisition, LLC, a Delaware limited liability company and wholly-owned subsidiary of Parent (“Purchaser”), to purchase all of the shares of the Company’s common stock not presently owned by Parent or Purchaser (the “Tender Offer”) and announcing the extension of the Tender Offer. A copy of the press release is filed as Exhibit 99.1 hereto and incorporated by reference herein.

On October 11, 2013, the Company and Parent issued a joint press release announcing the satisfaction of the financing condition relating to the Tender Offer on October 10, 2013. A copy of the press release is filed as Exhibit 99.2 hereto and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

The following exhibits are being filed herewith:

99.1	Joint Press Release issued by Titanium Asset Management Corp. and TAMCO Holdings, LLC, dated October 10, 2013 (incorporated by reference to Exhibit (a)(5)(H) to the Tender Offer Statement on Schedule TO filed by TAMCO Holdings, LLC and TAMCO Acquisition, LLC, as amended)

99.2	Joint Press Release issued by Titanium Asset Management Corp. and TAMCO Holdings, LLC, dated October 11, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TITANIUM ASSET MANAGEMENT CORP.

Date: October 11, 2013	By:	/s/ Jonathan Hoenecke
Name: Jonathan Hoenecke
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Joint Press Release issued by Titanium Asset Management Corp. and TAMCO Holdings, LLC, dated October 10, 2013 (incorporated by reference to Exhibit (a)(5)(H) to the Tender Offer Statement on Schedule TO filed by TAMCO Holdings, LLC and TAMCO Acquisition, LLC, as amended)

99.2	Joint Press Release issued by Titanium Asset Management Corp. and TAMCO Holdings, LLC, dated October 11, 2013